Exhibit 10.1

EXECUTION VERSION

Confidential

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

by and among

LIBERTY MEDIA CORPORATION

and

THE SHAREHOLDERS LISTED ON SCHEDULE A HERETO

Dated as of September 19, 2017

i

SCHEDULES

Schedule A – Shareholders

ii

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, dated as of September 19, 2017 (this “Agreement”), is by and among Liberty Media Corporation, a Delaware corporation (the “Company”), and each of the Shareholders listed on Schedule A hereto (each a “Shareholder”). Each Shareholder and the Company are referred to herein as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, on January 23, 2017, the Company and the Shareholders named on Schedule A thereto entered into the Shareholders Agreement (the “Prior Agreement”) to set forth certain rights and restrictions with respect to the Shares Beneficially Owned by the Shareholders;

WHEREAS, the Parties are entering into this Agreement on the date hereof to amend and restate the Prior Agreement in order to modify certain rights and restrictions with respect to the Shares Beneficially Owned by the Shareholders; and

WHEREAS, capitalized terms used but not defined herein have the meanings set forth in the Second Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.
LEGEND

Section 1.1                                    Legend.   On or following the date of this Agreement, upon receipt of (i) a written opinion of counsel reasonably satisfactory to the Company to the effect that a restrictive legend is no longer required under the Securities Act and applicable state laws, and no restrictions in this Agreement continue to apply to such Shareholders’ Shares, and (ii) to the extent such opinion is delivered prior to the one year anniversary of the date of the Prior Agreement, a letter from the applicable Shareholder representing to the Company either (a) an immediate intention to Transfer the applicable Shares pursuant to Rule 144 or (b) that any Transfer of the applicable Shares prior to such one year anniversary will be completed solely under the Transaction Shelf Registration Statement, the Company will promptly cause all such legends to be removed from any certificate or other instrument representing the Shares of such Shareholders listed on Schedule B hereto.

ARTICLE II.
REGISTRATION RIGHTS

Section 2.1                                    Transaction Shelf Registration Statement.

(a)                                 On the date of this Agreement, the Company filed an ASRS (the “Transaction Shelf Registration Statement”) with respect to the registration under the Securities Act of the resale of up to all of the Shares Beneficially Owned by the Shareholders as well as the maximum number of Shares issuable upon exchange of the Notes Owned by the Shareholders (other than, for the avoidance of doubt, any Shares that are includible subsequently on the Transaction Shelf Registration Statement pursuant to Section 2.4(b)(iii)) and paid the SEC filing fees with respect to all such Shares.  As soon as practicable (but no later than 5 Business Days, subject to extension in the case of a Suspension Period pursuant to Section 2.3) following the expiration or waiver of the 45-day underwriter lock-up entered into by the selling shareholders in connection with the sale of LMG Series C Stock by such selling shareholders as described in the Company’s prospectus supplement dated September 19, 2017, the Company shall file with the SEC a prospectus supplement to the Transaction Shelf Registration Statement, which shall name each of the Shareholders in the “Selling Shareholders” section and indicate each such Shareholder’s beneficial ownership of Shares (other than Shareholders who collectively own less than 1% of the outstanding shares of LMG Series C Stock) and be sufficient to permit the resale of all such Shares by the Shareholders. The Company shall use its commercially reasonable efforts to keep the Transaction Shelf Registration Statement continuously effective subject to the Securities Act and Section 2.3 and Section 2.5.  In no event shall any Person, including the Company, other than the Shareholders be entitled to include any securities in the Transaction Shelf Registration Statement.

(b)                                 The Company hereby represents that, as of the date hereof, it is a “well-known seasoned issuer” (having the meaning given thereto pursuant to Rule 405 promulgated under the Securities Act) and eligible to use Form S-3. The Company shall use its commercially reasonable efforts to continue to be ASR Eligible during the term of this Agreement.

Section 2.2                                    Expenses. Except as specifically provided herein, all Registration Expenses incurred in connection with the registration or offering and sale of the Registrable Securities shall be borne by the Company, and all Selling Expenses shall be borne by the applicable Shareholders.

Section 2.3                                    Suspensions. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, by providing written notice to each Shareholder who holds Registrable Securities, to suspend the effectiveness of the Transaction Shelf Registration Statement or require such applicable Shareholders to suspend the use of the Prospectus for sales of Registrable Securities under the Transaction Shelf Registration Statement for a reasonable period of time not to exceed, when combined with any suspension pursuant to Section 2.5, ninety (90)  consecutive days or one hundred twenty (120) days in the aggregate in any twelve (12) month period (a “Suspension Period”), if the Company Board (or the executive committee thereof) determines in good faith that such effectiveness or use would (i) require the public disclosure of material non-public information concerning any material transaction or negotiations involving the Company that would interfere with such material transaction or negotiations or (ii) otherwise materially interfere with material financing plans, acquisition activities or business activities of the Company, provided, that, if at the time of receipt of such notice by a Shareholder, such Shareholder shall have sold Registrable Securities pursuant to the Transaction Shelf Registration Statement and the reason for the Suspension Period is not of a nature that would require a post-effective amendment to the Transaction Shelf Registration Statement, then the Company shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities Laws on the timely delivery of such shares. Immediately upon receipt of such notice, the Shareholders shall discontinue the disposition of Registrable Securities under the Transaction Shelf Registration Statement and Prospectus relating thereto until such Suspension Period is terminated. The Company agrees that it will terminate any such Suspension Period as promptly as reasonably practicable and will promptly notify each Shareholder who holds Registrable Securities of such termination. After the expiration of any Suspension Period, and without any further request from the Shareholders, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Transaction Shelf Registration Statement or the Prospectus relating thereto, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  During any Suspension Period, the Company may not file any other registration statement or commence any offering relating to the Company’s LMG Series A Stock, LMG Series B Stock or LMG Series C Stock or any other series of the Company’s LMG stock with the SEC (except with respect to registration statements on Form S-8).

Section 2.4                                    Registration Procedures. During the term of this Agreement, the Company shall:

(a)                                 At least three (3) Business Days before filing an amendment or supplement to the Transaction Shelf Registration Statement or Prospectus or any replacement Transaction Shelf Registration Statement or Prospectus, or any related free writing prospectus, furnish to the Shareholders copies of all such documents proposed to be filed, and give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by any Shareholder and its legal counsel;

(b)                                 (i) Prepare and file with the SEC such amendments and supplements to the Transaction Shelf Registration Statement and the Prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep the Transaction Shelf Registration Statement continuously effective subject to Section 2.3 and Section 2.5 and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Transaction Shelf Registration Statement and any prospectus so supplemented to be filed pursuant to Rule 424 under the Securities Act in accordance with the Shareholder’s intended method of disposition set forth in the Transaction Shelf Registration Statement for such period, (ii) provide reasonable notice to the Shareholders to the extent that the Company determines that a post-effective amendment to the Transaction Shelf Registration Statement would be appropriate and (iii) to the extent additional pay-in-kind Notes are issued that may be in lieu of cash interest on such Notes subsequent to date of this Agreement, and shares of LMG Series C Stock that may be issued in respect therefor have not already been registered on the Transaction Shelf Registration Statement, file a post-effective amendment or prospectus supplement to the Transaction Shelf Registration Statement registering such shares of LMG Series C Stock;

(c)                                  Furnish to the Shareholders (without charge) such number of copies of the Transaction Shelf Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including each preliminary prospectus) and any other prospectuses filed under Rule 424 and each free writing prospectus as such Shareholders reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the Transaction Shelf Registration Statement;

(d)                                 Use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Transaction Shelf Registration Statement under the securities or “blue sky” Laws of such jurisdictions as the Shareholders reasonably shall request and do any and all other acts and things which may be reasonably necessary or advisable to enable such Shareholders to consummate the disposition in such jurisdictions of the Registrable Securities Beneficially Owned by such Shareholder; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)                                  Promptly notify each Shareholder: (i) when the Transaction Shelf Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto, any post-effective amendment to the Transaction Shelf Registration Statement or any free writing prospectus has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the Transaction Shelf Registration Statement or the Prospectus related thereto or for additional information, including copies of any and all transmittal letters and other correspondence with the SEC and all correspondence (including comment letters and a copy of the Company’s draft responses thereto), from the SEC to the Company relating to such Transaction Shelf Registration Statement or any Prospectus or any amendment or supplement thereto; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Transaction Shelf Registration Statement or the initiation of any proceedings for that purpose; or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” Laws of any jurisdiction or the initiation of any proceeding for such purpose.

(f)                                   If at any time (i) (A) any event or development shall occur or condition shall exist as a result of which a Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Prospectus to comply with Law, the Company shall promptly notify each Shareholder and promptly prepare and file with the SEC and furnish to each Shareholder such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with Law and (ii) (A) any event or development shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Disclosure Package to comply with Law, the Company will promptly notify each Shareholder and promptly prepare and file with the SEC (to the extent required) and furnish to each Shareholder such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading or so that the Disclosure Package will comply with Law;

(g)                                  Use its commercially reasonable efforts to list the Registrable Securities covered by the Transaction Shelf Registration Statement on Nasdaq or, if the LMG Series C Stock is not then so listed, with any securities exchange on which the LMG Series C Stock is then listed or, if such Registrable Securities are not then listed with a securities exchange, on a national securities exchange selected by the Company;

(h)                                 Maintain a transfer agent and registrar for all Registrable Securities;

(i)                                     Immediately notify each Shareholder at any time when a Prospectus is required to be delivered under the Securities Act, of the occurrence or happening of any event as a result of which the Prospectus contained in the Transaction Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any Shareholder as promptly as reasonably practicable prepare and furnish to such Shareholder, in each case a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(j)                                    Use its commercially reasonable efforts to cooperate with the Shareholders in the disposition of the Registrable Securities covered by the Transaction Shelf Registration Statement;

(k)                                 Use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Transaction Shelf Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to use its commercially reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Shareholder of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(l)                                     Otherwise use its commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC and reasonably cooperate with each Shareholder in the disposition of its Registrable Securities in accordance with the method of distribution described in the Prospectus included in any Registration Statement. Such cooperation shall include the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry transfer to similar effect) transferred in accordance with this Agreement and delivery of any necessary instructions or opinions to the Company’s transfer agent in order to cause the transfer agent to allow Shares to be sold from time to time as permitted by Law;

(m)                             Take all reasonable action to ensure that any Free Writing Prospectus utilized in connection with the Transaction Shelf Registration Statement complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby, will not conflict with a related Prospectus, prospectus supplement and related documents and, when taken together with the related Prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(n)                                 Use its commercially reasonable efforts to cooperate with the Shareholders and counsel for the Shareholders in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, Nasdaq or any other national securities exchange on which the LMG Series C Stock is so then listed; and

(o)                                 If the Transaction Shelf Registration Statement is an ASRS that has been outstanding for at least three (3) years, at or prior to the end of the third year, the Company shall refile a new ASRS covering the Registrable Securities which remain outstanding.  If at any time when the Company is required to re-evaluate its ASR Eligible status the Company determines that it is not ASR Eligible, the Company shall use its commercially reasonable efforts to refile the Transaction Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep the Transaction Shelf Registration Statement continuously effective subject to Section 2.3 and Section 2.5.

Section 2.5                                    Suspension of Sales. Upon receipt of notice by each Shareholder from the Company pursuant to Section 2.4(i), each Shareholder shall immediately discontinue disposition of Registrable Securities pursuant to the Transaction Shelf Registration Statement and Prospectus relating thereto until such Shareholder (a) has received copies of a supplemented or amended Prospectus or prospectus supplement pursuant to Section 2.4(i) or (b) is advised in writing by the Company that the use of the Prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, each Shareholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in any Shareholder’s possession, of the Prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.  The Company shall use its commercially reasonable efforts to ensure that the period of suspension required by this Section 2.5 is as short as possible, but no more than, when combined with any Suspension Period under Section 2.3, ninety (90) consecutive days or one hundred twenty (120) days in the aggregate in any twelve (12) month period.

Section 2.6                                    Indemnification.

(a)                                 Indemnification Rights.

(i)                                     In the event of any registration or other offer and sale of any securities of the Company under the Securities Act pursuant to Article II, the Company shall indemnify and hold harmless each Shareholder and each Person, if any, that controls such Shareholder within the meaning of Section 15 of the Securities Act (each a “controlling person”) and the respective officers, directors, employees, stockholders, general and limited partners, members, Representatives and Affiliates of the applicable Shareholder and each controlling person and of each Affiliate of any of the foregoing (each, a “Registration Rights Indemnitee”), to the fullest extent lawful, from and against any and all Damages, directly or indirectly caused by, relating to, arising out of, based upon or in connection with (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, the Transaction Shelf Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus, or in any amendment or supplement thereto, or (B) any omission or alleged omission to state in any Disclosure Package, the Transaction Shelf Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Registration Rights Indemnitee to the extent that any such Damages are directly caused by an untrue statement or omission made in such Disclosure Package, Transaction Shelf Registration Statement, Prospectus (including any preliminary Prospectus), Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information about such Shareholder furnished to the Company by or on behalf of such Shareholder and approved expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

(ii)                                  Each Shareholder agrees, severally and not jointly, to indemnify the Company and each of its officers who execute any of the Company’s filings with the SEC pursuant to the Exchange Act or the Securities Act, its directors and each Person, if any, that controls the Company and each Affiliate of any of the foregoing (each, a “Company Registration Rights Indemnitee”), against any and all Damages directly caused by any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, the Transaction Shelf Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus or any amendments or supplements thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading, in each case, to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Shareholder expressly for use therein; provided, however, that in no event shall the obligations of any Shareholder hereunder exceed the net proceeds received by such Shareholder from the sale of such Shareholder’s Registrable Securities related to the matter in which Damages are sought.   The Company and each Shareholder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Shareholder to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or any free writing prospectus, are statements specifically relating to (A) the beneficial ownership of LMG Series C Stock by such Shareholder and its Affiliates as disclosed in the section of such document entitled “Selling Shareholders” or “Principal and Selling Shareholders” or other variations thereof, (B) the name and address of such Shareholder, (C) any information provided by or on behalf of such Shareholder for any plan of distribution prepared in accordance with Item 508 of Regulation S-K and (D) any free writing prospectus prepared by such Shareholder for purposes of a specific offering.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Shareholder.

(iii)                               If the indemnification provided for in Section 2.6(a)(i) or Section 2.6(a)(ii) is unavailable to a Registration Rights Indemnitee or a Company Registration Rights Indemnitee, as applicable, with respect to any Damages referred to therein or is unenforceable or insufficient to hold the Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, harmless as contemplated therein, then the Company or the Shareholder, as applicable, in lieu of indemnifying such Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, shall contribute to the amount paid or payable by such Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Registration Rights Indemnitee or the Company Registration Rights Indemnitee, as applicable, on the one hand, and the Company or the Shareholder, as applicable, on the other hand, in connection with the statements or omissions which resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company or Shareholder, as applicable, on the one hand, and of the Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or information supplied by or on behalf of the Shareholder, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 2.6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.6. No Registration Rights Indemnitee or Company Registration Rights Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company or the Shareholder, as applicable, if the Company or the Shareholder, as applicable, was not guilty of such fraudulent misrepresentation. Notwithstanding anything herein to the contrary, in no event shall the liability of any Shareholder be greater in amount than the amount of net proceeds received by such Shareholder from the sale of such Registrable Securities related to the matter in which Damages are sought or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 2.6(a)(i) or Section 2.6(a)(ii) hereof had been available or sufficient under the circumstances.

(b)                                 Notice of Reg Rights Claim.

(i)                                     As used in this Agreement, the term “Reg Rights Claim” means a claim for indemnification by any Company Registration Rights Indemnitee or any Registration Rights Indemnitee, as the case may be, for Damages under Section 2.6(a) (such Person making a Reg Rights Claim, “Reg Rights Indemnified Person”). A Company Registration Rights Indemnitee or a Registration Rights Indemnitee shall give notice of a Reg Rights Claim under this Agreement (and in the case of a Registration Rights Indemnitee whether for its own Damages or for Damages incurred by any other Registration Rights Indemnitee) pursuant to a written notice of such Reg Rights Claim executed by the Company a Shareholder, as applicable (a “Notice of Reg Rights Claim”), and delivered to the other of them (such receiving party, the “Reg Rights Indemnifying Person”), within twenty (20) days after such Reg Rights Indemnified Person becomes aware of the existence of any potential claim by such Reg Rights Indemnified Person for indemnification under Section 2.6(b), arising out of or resulting from any item indemnified pursuant to the terms of Section 2.6(a)(i) or Section 2.6(a)(ii); provided, that, the failure to timely give such notice shall not limit or reduce the Reg Rights Indemnified Person’s right to indemnification hereunder unless (and then only to the extent that) the Reg Rights Indemnifying Person’s defense of such Reg Rights Claim is materially and adversely prejudiced thereby.

(ii)                                  Each Notice of Reg Rights Claim shall: (A) state that the Reg Rights Indemnified Person has incurred or paid Damages in an aggregate stated amount (where practicable) arising from such Reg Rights Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Reg Rights Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Reg Rights Indemnified Person under Section 2.6(a)); and (B) contain a brief description, in reasonable detail (to the extent reasonably available to the Reg Rights Indemnified Person), of the facts, circumstances or events giving rise to the alleged Damages based on the Reg Rights Indemnified Person’s good faith belief and knowledge thereof, including the identity and address of any third party claimant (to the extent reasonably available to the Reg Rights Indemnified Person).

(iii)                               Following delivery of the Notice of Reg Rights Claim (or at the same time if the Reg Rights Indemnified Person so elects) the Reg Rights Indemnified Person shall deliver copies of any demand or complaint, the amount of Damages, the date each such item was incurred or paid, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

(c)                                  Defense of Third-Party Reg Rights Claims

(i)                                     Subject to the provisions hereof, the Reg Rights Indemnifying Person on behalf of the Reg Rights Indemnified Person shall have the right to elect to defend and control the defense of any Third-Party Reg Rights Claim and the costs and expenses incurred by the Reg Rights Indemnifying Person in connection with such defense (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be paid by the Reg Rights Indemnifying Person. The Reg

Rights Indemnified Person (unless itself controlling the Third-Party Reg Rights Claim in accordance with this Section 2.6(c)) may participate, through counsel of its own choice and, except as provided herein, at its own expense, in the defense of any Third-Party Reg Rights Claim.

(ii)                                  The Reg Rights Indemnifying Person shall be entitled to assume the control and defense thereof utilizing legal counsel reasonably acceptable to the Reg Rights Indemnified Person; provided, that the Reg Rights Indemnifying Person shall not be entitled to assume control of such defense, and the Reg Rights Indemnified Person may assume the control and defense thereof, at the sole expense of the Company, if (A) the claim for indemnification relates to or arises in connection with any criminal or governmental proceeding, action, indictment, allegation or investigation, (B) the claim seeks an injunction against the Reg Rights Indemnified Person, to the extent that such defense relates to the claim for such injunction, (C) a conflict of interest between the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person exists with respect to such claim or the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person have one or more conflicting defenses, in the reasonable view of counsel to such Reg Rights Indemnifying Person or (D) the Reg Rights Indemnifying Person has elected to have the Reg Rights Indemnified Person defend, or assume the control and defense of, a Third-Party Reg Rights Claim in accordance with this Section 2.6(c).

(iii)                               Any Party controlling the defense of any Third-Party Reg Rights Claim pursuant hereto shall: (A) conduct the defense of such Third-Party Reg Rights Claim with reasonable diligence and keep the other parties reasonably informed of material developments in the Third-Party Reg Rights Claim at all stages thereof; (B) as promptly as reasonably practicable, submit to the other parties copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received or filed in connection therewith; (C) permit the other parties and their counsel to confer on the conduct of the defense thereof; and (D) permit the other parties and their counsel an opportunity to review all legal papers to be submitted prior to their submission. The Company and the Shareholder will render to the other Party such assistance as may be reasonably required in order to insure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the other Party in connection therewith (all at the reasonable expense of the Reg Rights Indemnifying Person); provided, however, that notwithstanding anything to the contrary in this Agreement, no Party shall be required to disclose any information to the other Party or its counsel, accountants or representatives, if doing so would be reasonably expected to violate any Law to which such Person is subject or could jeopardize (in the reasonable discretion of the disclosing party) any attorney-client privilege available with respect to such information.

(iv)                              If the Reg Rights Indemnifying Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 2.6(c), the Reg Rights Indemnifying Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim on the Reg Rights Indemnified Person’s behalf without the consent of the Reg Rights Indemnified Person; provided, that (A) such settlement does not involve any injunctive relief binding upon the Reg Rights Indemnified Person or any of its Affiliates, and (B) such settlement expressly and unconditionally releases the Reg Rights Indemnified Person and the other applicable Reg Rights Indemnified Persons (that is, each of the Company Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Company Registration Rights Indemnitee, and each of the Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Registration Rights Indemnitee) from all liabilities with respect to such Third-Party Reg Rights Claim, without prejudice. If the Reg Rights Indemnified Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 2.6(c), the Reg Rights Indemnified Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim with the consent of the Reg Rights Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed). No settlement by the Reg Rights Indemnified Person of such Third-Party Reg Rights Claim shall limit or reduce the right of any Reg Rights Indemnified Person to indemnity hereunder for all Damages they may incur arising out of or resulting from the Third-Party Reg Rights Claim to the extent indemnified in this Section 2.6(c); provided, that such settlement is effected in accordance with this Section 2.6(c). As used in this Section 2.6(c)(iv), the term “settlement” refers to any consensual resolution of the claim in question, including by consent, decree or by permitting any judgment or other resolution of a claim to occur without disputing the same, and the term “settle” has a corresponding meaning.

(v)                                 The indemnification and contribution required by this Section 2.6(c) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, Damage or liability is incurred.

(d)                                 Resolution of Claims. Each Notice of Reg Rights Claim given by Reg Rights Indemnified Person shall be resolved as follows:

(i)                                     Admitted Claims. If, within twenty (20) Business Days after a Notice of Reg Rights Claim is delivered to the Reg Rights Indemnifying Person, the Reg Rights Indemnifying Person agrees in writing that liability for such Claim is indemnified under Section 2.6(a)(i) or Section 2.6(a)(ii), as applicable, the full amount of the Damages specified in the Notice of Reg Rights Claim is agreed to, and that such Notice of Reg Rights Claim is timely, the Reg Rights Indemnifying Person shall be conclusively deemed to have consented to the recovery by the Reg Rights Indemnified Person of the full amount of Damages specified in the Notice of Reg Rights Claim; provided, that, to the extent the full amount of Damages is not known at the time such Notice of Reg Rights Claim is delivered, payment by the Reg Rights Indemnifying Person under this Section 2.6(d) with respect to any speculative Damages shall not be due until the actual amount of such Damages is known.

(ii)                                  Contested Claims. If the Reg Rights Indemnifying Person does not so agree in writing to such Notice of Reg Rights Claim or gives the Reg Rights Indemnified Person written notice contesting all or any portion of a Notice of Reg Rights Claim (a “Contested Claim”) within the twenty (20) Business Day period specified in

Section 2.6(b)(i), then such Contested Claim shall be resolved by a written settlement agreement executed by the Company and such Shareholder.

(e)                                  Existing Rights.  The Parties acknowledge and agree that the amendment and restatement of the Prior Agreement contemplated hereby shall have no effect on any rights or obligations of any Person under Section 2.8 of the Prior Agreement with respect to any registration or other offer and sale of any securities of the Company occurring prior to the date hereof under the Securities Act pursuant to Article II of the Prior Agreement.

Section 2.7                                    Free Writing Prospectuses. Except for a Prospectus relating to Registrable Securities included in the Transaction Shelf Registration Statement, an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by the Company or other materials prepared by Company, each Shareholder represents and agrees that it (a) will not make any offer relating to the Registrable Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a Free Writing Prospectus and (b) will not distribute any written materials in connection with the offer or sale pursuant to the Transaction Shelf Registration Statement of Registrable Securities, in each case, without the prior written consent of the Company.

Section 2.8                                    Information from and obligations of Each Shareholder. The Company’s obligation to include any Shareholder’s Registrable Securities in the Transaction Shelf Registration Statement or related prospectus is contingent upon each Shareholder:

(a)                                 Furnishing to the Company in writing its information with respect to its ownership of Registrable Securities and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by Law for use in connection with the Transaction Shelf Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information each Shareholder previously furnished to the Company not contain a material misstatement of fact or necessary to cause the Transaction Shelf Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Shareholder necessary in order to make the statements therein not misleading;

(b)                                 Complying with (i) the Securities Act and the Exchange Act, (ii) all applicable state securities Laws, (iii) the rules of any securities exchange or trading market on which the LMG Series C Stock is listed or traded and (iv) all other applicable regulations, in each case, in connection with the registration and the disposition of Registrable Securities;

(c)                                  Following its actual knowledge thereof, notifying the Company of the occurrence of any event that makes any statement made in the Transaction Shelf Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus regarding a Shareholder untrue in any material respect or that requires the making of any changes in the Transaction Shelf Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading;

(d)                                 Providing the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to the Transaction Shelf Registration Statement or a supplement to such Prospectus or Free Writing Prospectus;

(e)                                  Using commercially reasonable efforts to cooperate with the Company in preparing the Transaction Shelf Registration Statement and any related Prospectus; and

(f)                                   Furnishing the Company with all information required to be included in the Transaction Shelf Registration Statement by applicable securities Laws in connection with the disposition of such Registrable Securities as the Company reasonably requests.

Section 2.9                                    Rule 144 Reporting.

(a)                                 With a view to making available to each Shareholder the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Company agrees, until the Expiration Date, to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and (iii) so long as a Shareholder Beneficially Owns any Shares or securities convertible into or exercisable for Shares, furnish to such Shareholder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Shares without registration.

(b)                                 For the avoidance of doubt, each Shareholder may sell any Shares in compliance with Rule 144, regardless of whether the Transaction Shelf Registration Statement has been filed with the SEC or is effective.  The Company agrees, until the Expiration Date, to (i) make and keep public information available as those terms are understood and defined in Rule 144, (ii) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and (iii) so long as the Shareholders own any Shares, furnish to the Shareholders upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act.

Section 2.10                             Termination of Registration Rights. Notwithstanding anything to the contrary contained herein, the registration rights granted under this Article II terminate and are of no further force and effect (other than Section 2.2 and Section 2.6), on the date on which there cease to be any Registrable Securities.

Section 2.11                             Subsequent Registration Rights. The Company shall not (a)  grant any registration rights to third parties which are equal to or more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities, that violates or subordinates the rights expressly granted to the Shareholders in this Article II.

Section 2.12                             Transfer of Registration Rights. Each Shareholder shall have the right to transfer, by written agreement, any or all of its rights granted under this Agreement to any direct or indirect transferee of such Shareholder’s Shares; provided that (i) the transferee is a Shareholder Affiliate of such Transferring Shareholder or a member of a different Shareholder Group or (ii) the Company shall have provided its written consent prior to such transfer of rights.  Following any transfer or assignment made pursuant to this Section 2.12 in connection with the Transfer by a Shareholder of a portion of its Registrable Securities, (i) such Shareholder shall retain all rights under this Agreement with respect to the remaining portion of its Registrable Securities and (ii) the Company shall promptly file a supplement to the Prospectus included in the Transaction Shelf Registration Statement with the SEC naming the Transferee in the “Selling Shareholders” section of such Prospectus, if required.

ARTICLE III.
POWERS OF ATTORNEY; SHAREHOLDER REPRESENTATIVE

Section 3.1                                    Powers of Attorney.

(a)                                 Each Shareholder acknowledges and agrees that each Person deemed to be the Shareholder Representative pursuant to the Prior Agreement from the Closing Date until the termination of the Shareholder Representative effective as of the date of this Agreement was irrevocably constituted and appointed as such Shareholder’s, and such Shareholder’s transferees’ (to the extent such transferees were members of the same Shareholder Group or agreed to be bound by the Prior Agreement), heirs’, successors’ and assigns’, true and lawful agent, proxy and attorney-in-fact and agent and authorized the Shareholder Representative acting for such Shareholder and in such Shareholder’s name, place and stead, in any and all capacities the exclusive authority to do and perform every act and thing required or permitted to be done by such Shareholder or Shareholder Representative under or otherwise in connection with the Prior Agreement and transactions contemplated by the Prior Agreement, as fully to all intents and purposes as such Person might or could have done itself, including (all of which actions shall be deemed to be facts that were ascertainable outside of the Prior Agreement and shall be binding on such Shareholders as a matter of contract law):

(i)                                     amending or waiving any provision of the Prior Agreement or any breach of the Prior Agreement by the Company;

(ii)                                  delivering and receiving all notices required to be delivered to and by such Shareholder under the Prior Agreement;

(iii)                               taking any and all action on behalf of such Shareholder from time to time as the Shareholder Representative may have deemed necessary or desirable to defend, pursue, resolve or settle disputes or claims under the Prior Agreement;

(iv)                              consenting on behalf of such Shareholder with respect to matters under the Prior Agreement or the transactions contemplated thereby; and

(v)                                 pursuing claims or other causes of action that may arise in favor of such Shareholder in connection with the transactions contemplated by the Prior Agreement.

(b)                                 Each Shareholder agrees that each such proxy, power of attorney, and agency described in Section 3.1(a), was coupled with an interest and was therefore irrevocable without the consent of the Shareholder Representative and shall have survived the death, incapacity, or bankruptcy of such Shareholder (and was binding against such Shareholder’s transferees (to the extent such transferees were members of the same Shareholder Group or agreed to be bound by the Prior Agreement), heirs, successors and assigns). Each Shareholder acknowledges that the Person deemed to be the Shareholder Representative may have changed from time to time in accordance with the provisions of the Prior Agreement. Each Shareholder shall be deemed to have waived any and all defenses that may be available to contest, negate or disaffirm the action of the Shareholder Representative taken in good faith under the Prior Agreement. Notwithstanding the power of attorney described in this Article III, no agreement, instrument, acknowledgement or other act or document shall be ineffective as to any Shareholder solely by reason of such Shareholder (instead of Shareholder Representative) having signed or given the same directly.

(c)                                  No Shareholder Representative shall have had by reason of the Prior Agreement a fiduciary relationship in respect of any Shareholder except in respect of amounts, if any, received on behalf of such Shareholder. The obligations of the Shareholder Representative under the Prior Agreement are only those expressly set forth therein, and no implied duties or obligations shall be read into the Prior Agreement against the Shareholder Representative. The Parties confirm their understanding that the Shareholder Representative was also a Shareholder, and that it had the same rights and powers under the Prior Agreement as any other Shareholder and was entitled to exercise or refrain from exercising the same as though it was not the Shareholder Representative. The Shareholder Representative shall not be liable to any Shareholder for, and each Shareholder shall indemnify the Shareholder Representative (on a pro rata basis in accordance with the number of Shares Beneficially Owned by each Shareholder at any applicable time) for any Damages resulting from, any action taken or omitted under the Prior Agreement or under any other document or instrument contemplated thereby except that the Shareholder Representative shall not be relieved of any Damages imposed by Law for gross negligence or willful misconduct. The Shareholder Representative was not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Prior Agreement. The Shareholder Representative (solely in its capacity as such) shall not be liable to the Company for any Damages of any kind or nature that may be incurred, paid or suffered by the Company or that are otherwise attributable to any act, or failure to act, by the Shareholder Representative under the Prior Agreement (other than any act, or failure to act, constituting actual fraud), and no action or failure to act by any individual Shareholder shall be imputed to the Shareholder Representative.

(d)                                 The Shareholder Representative shall have had no authority or power to act on behalf of the Company or incur expenses on behalf of the Company. Any out-of-pocket costs and expenses incurred by the Shareholder Representative in connection with actions taken by the Shareholder Representative pursuant to the terms of the Prior Agreement including the hiring of legal counsel and the incurring of legal fees and costs shall be paid or reimbursed by the Shareholders (and shall not be deemed expenses of the Company); provided, however, that, the Shareholder Representative shall not receive any compensation in excess of such reimbursement with respect to the performance of its duties as the Shareholder Representative under the Prior Agreement.

(e)                                  Each Shareholder acknowledges and agrees that, as of the date of this Agreement, there shall no longer be a Shareholder Representative under this Agreement.

Section 3.2                                    Company Reliance; Shareholder Acceptance.  Each Shareholder acknowledges and agrees that such Shareholder was bound by all actions taken and documents executed by the Shareholder Representative pursuant to its powers set forth in the Prior Agreement. The Company was entitled to rely on the full power and authority of the Shareholder Representative to act under the Prior Agreement and under any Exhibit or Schedule thereto on behalf of such Shareholder and shall not be liable in any way whatsoever for any action the Company took or omitted to take in reliance upon such Shareholder Representative’s power and authority.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

Section 4.1                                    Representations and warranties of the Company.

The Company hereby represents and warrants to the Shareholders that:

(a)                                 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 The Company has requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action and no other corporate action or proceeding on the part of the Company is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Shareholder, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

(c)                                  The execution and delivery of this Agreement by the Company does not, and the performance of the Company’s obligations hereunder will not, (i) conflict with or violate any provision of the Company’s Restated Charter or Bylaws or (ii) conflict with or violate any Law applicable to the Company.

Section 4.2                                    Representations and warranties of the Shareholders.

Each Shareholder hereby represents and warrants to the Company that:

(a)                                 The Shareholder (if not a natural person) is a corporation, limited partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

(b)                                 The Shareholder has requisite corporate or other organizational power (if not a natural person) and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Shareholder has been duly and validly authorized by all necessary corporate or other organizational action (if not a natural person), and no other corporate or other organizational proceeding on the part of the Shareholder is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery by the Company, constitutes a legally valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

(c)                                  The execution and delivery of this Agreement by the Shareholder does not, and the performance of such Shareholder’s obligations hereunder will not, (i) conflict with or violate any provision of the Shareholder’s charter documents or (ii) conflict with or violate any Law applicable to the Shareholder.

ARTICLE V.
TERMINATION

Section 5.1                                    Termination. Subject to Section 5.2 and other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement may only be terminated upon the occurrence of any of the following:

(a)                                 upon the mutual written agreement of the Company and all Shareholders;

(b)                                 with respect to any Shareholder only (and not with respect to any other Shareholder), by the Company upon a material breach by such Shareholder of any of the Shareholder’s representations, warranties, covenants or agreements contained herein and such breach (other than a breach which cannot be cured) shall not have been cured within thirty (30) days after written notice thereof shall have been received by such Shareholder;

(c)                                  with respect to any Shareholder only (and not with respect to any other Shareholder), the date on which such Shareholder ceases to hold any Registrable Securities; or

(d)                                 the date on which there cease to be outstanding any Registrable Securities.

Section 5.2                                    Effect of Termination; Survival. In the event of any termination of this Agreement pursuant to Section 5.1, this Agreement shall be terminated, and there shall be no further liability or obligation hereunder on the part of any Party hereto; provided, however, that nothing contained in this Agreement (including this Section 5.2) shall relieve a Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or occurring prior to such termination. Upon the termination of this Agreement in accordance with Section 5.1, this Agreement shall thereafter be null and void, except that Section 1.1, Section 2.6, Section 3.1, Section 3.2 and Article VI (and, solely with respect to a termination under Section 5.1(b) or Section 5.1(c), as to those Shareholders not subject to the termination event, Article II in its entirety) shall survive any such termination in accordance with their respective terms.

ARTICLE VI.
GENERAL PROVISIONS

Section 6.1                                    Confidential Information. Each Shareholder will hold, and cause its Shareholder Affiliates and each will use commercially reasonable efforts to cause their respective Representatives to hold, in strict confidence, and will not disclose to any Person, unless and to the extent disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Confidential Information”) concerning the Company and its Subsidiaries furnished to it by Company or its Representatives pursuant to this Agreement (except (a) to the extent such Confidential Information can be shown to have been (i) previously known by a Shareholder or its Shareholder Affiliates on a non-confidential basis, (ii) in the public domain through no fault of the Shareholder or its Shareholder Affiliates or (iii) later lawfully acquired from other sources by the party (which includes such party’s Affiliates) to which it was furnished, and (b) the Confidential Information may be disclosed (i) to each Shareholder or its Shareholder Affiliates (including, for the avoidance of doubt, for so long as CVC Fund IV or its Shareholder Affiliates remain a Shareholder, CVC Capital Partners Limited and its Affiliates and CVC Capital Partners SICAV-FIS S.A. and its Subsidiaries) and its and their respective officers, directors, employees, partners, accountants, lawyers and other professional advisors for use relating solely to management of the investment or administrative purposes with respect to such Shareholder or Shareholder Affiliate thereof or any offering of Shares under Article II or (ii) to each Shareholder’s or its Affiliate’s direct or indirect partners, members or investors, or potential partners, members or investors and their respective advisors, or to potential transferees with respect to the Shares, provided that such Shareholder or such applicable Affiliate informs such Person that such information is confidential and directs such Person to use such information only for purpose of assisting in determining whether to invest in, or monitoring, modifying or exiting its investment in, the Company (or a Shareholder, Affiliate of a Shareholder or a direct or indirect owner of a Shareholder).  If disclosure is required by judicial or administrative process or by any other requirement of Law, the Shareholder will provide the Company with prompt written notice, together with a copy of any material proposed to be disclosed, so that the Company may seek an appropriate protective order or other appropriate relief (and such Shareholder shall use commercially reasonable efforts to cooperate with the Company, at the Company’s expense, to obtain such order or relief) or, if the Company so elects, waive compliance with the provisions of this Section 6.1.  Each Shareholder acknowledges that such Confidential Information may include material non-public information relating to the Company and such Shareholder agrees not to, and to cause its Shareholder Affiliates and any recipient of Confidential Information pursuant to this Section 6.1 not to, trade or effect other transactions in the securities of the Company in violation of the Securities Act or other applicable Law.

Section 6.2                                    Fees and Expenses. Except as otherwise expressly provided herein, all expenses incurred by the Parties in connection with the negotiation, execution and delivery of this Agreement will be borne solely and entirely by the Party incurring such expenses.

Section 6.3                                    Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon transmission by electronic mail or facsimile transmission as evidenced by confirmation of transmission to the sender (but only if followed by transmittal of a copy thereof by (i) national overnight courier or (ii) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail or facsimile transmission), (c) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (d) on the next Business Day if transmitted by national overnight courier, in each case as follows:

If to the Company or the Company Board, addressed to it at:

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO  80112

Facsimile:                                         Separately provided

Attention:                                         Richard N. Baer

E-Mail:                                                       Separately provided

with a copy to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York  10112

Facsimile:                                         (212) 259-2500

Attention:                                         Frederick H. McGrath

Renee L. Wilm

E-mail:                                                        frederick.mcgrath@bakerbotts.com

renee.wilm@bakerbotts.com

If to a Shareholder, addressed to it at the contact information provided for such Shareholder in Schedule A, with a copy to:

Freshfields Bruckhaus Deringer LLP

65 Fleet Street

London EC4Y 1HT

Facsimile:                                         +44 20 7832 7001

Attention:                                         Charles Hayes

Valerie F. Jacob

E-mail:                                                        charles.hayes@freshfields.com

valerie.jacob@freshfields.com

Section 6.4            Definitions. For purposes of this Agreement, the term:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, for so long as such Person remains so affiliated to the specified Person. For purposes of this definition, (i) “control” (including the terms control, controlled by or common control) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, (ii) natural persons shall not be deemed to be Affiliates of each other, (iii) no member of a Shareholder Group shall be deemed to be an Affiliate of any other Shareholder Group or such other Shareholder Group’s members, unless they otherwise fall within the meaning of “Affiliate” hereunder, (iv) the Company and its Subsidiaries will not be deemed to be an Affiliate of any Shareholder Group, (v) for the avoidance of doubt, none of Liberty Interactive Corporation, Liberty Broadband Corporation, Liberty TripAdvisor Holdings, Inc., Liberty Expedia Holdings, Inc., Discovery Communications Inc., Starz, CommerceHub, Inc. or Liberty Global plc shall be deemed to be an Affiliate of the Company, and (vi) with regard to any Shareholder that is a fund or partnership (or nominee for a fund or partnership), any entity, fund or partnership (or nominee for a fund or partnership) that is, directly or indirectly, under the same ultimate control (including control through advisory arrangements) as such Shareholder shall be deemed to be an Affiliate of such Shareholder, excluding any portfolio companies of such entities, funds or partnerships) (for the avoidance of doubt, where such Shareholder is a fund or limited partnership advised by affiliates of CVC Capital Partners Limited, the term “Affiliate” shall be deemed to include any other funds or limited partnerships advised by affiliates of CVC Capital Partners Limited but excludes (i) CVC Credit Partners Group Holding Foundation and each of its direct and indirect subsidiary undertakings and (ii) any investors in any such funds or limited partnerships advised by affiliates of CVC Capital Partners Limited);

“Agreement” has the meaning set forth in the preamble to this Agreement.

“ASR Eligible” means the Company meets or is deemed to meet the eligibility requirements to file an ASRS as set forth in General Instruction I.D. to Form S-3.

“ASRS” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Beneficial Ownership” and related terms such as “Beneficially Owned” or “Beneficial Owner” have the meaning given such terms in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of Capital Stock shall be calculated in accordance with the provisions of such Rule (including for the avoidance of doubt taking into account any Person who would constitute a “group” with such first Person pursuant to Rule 13d-3, including all Persons constituting any particular Shareholder Group) (for the avoidance of doubt, the Shareholders collectively shall not be deemed to be a “group” for any purposes of this Agreement).

“Business Day” means any day other than a day on which the SEC is closed.

“Buyer” means Liberty GR Cayman Acquisition Company, a company registered in the Cayman Islands and an indirect wholly-owned subsidiary of the Company;

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Closing” means the closing of all of the transactions contemplated by the Second Purchase Agreement.

“Closing Date” means the date of the Closing.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Board” means the Company’s Board of Directors.

“Company Registration Rights Indemnitee” has the meaning set forth in Section 2.6(a)(ii) of this Agreement.

“Confidential Information” has the meaning set forth in Section 6.1 of this Agreement.

“Contested Claim” has the meaning set forth in Section 2.6(d)(ii) of this Agreement.

“controlling person” has the meaning set forth in Section 2.6(a)(i) of this Agreement.

“Damages” means any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities, judgments, and reasonable out-of-pocket expenses incurred or paid, including reasonable attorneys’ fees, costs of investigation or settlement, other professionals’ and experts’ fees, court or arbitration costs, but specifically excluding consequential damages, lost profits and indirect damages and punitive damages, exemplary damages and any taxes incurred as a result of any recovery received.

“Delaware Courts” has the meaning set forth in Section 6.13 of this Agreement.

“Delta Topco” means Delta Topco Limited, a Jersey corporation.

“Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of Registrable Securities at the time of sale of such securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Expiration Date” means the 30-month anniversary of the Closing Date.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor regulatory organization.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement that has been approved for use by the Company.

“Governmental Authority” means any supranational, national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, or any arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, provided that such term shall not include any stock exchange.

“issuer free writing prospectus” has the meaning set forth in Section 2.7 of this Agreement.

“Law” means any applicable law, statute, constitution, principal of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“LMG Common Stock” means the LMG Series A Stock, the LMG Series B Stock and/or the LMG Series C Stock, as applicable, and any other series of common stock of the Media Group now existing or created following the date hereof.

“LMG Series A Stock” means Series A Liberty Formula One common stock, par value $0.01 per share, of the Company, as constituted on the date of this Agreement, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such LMG Series A Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event).

“LMG Series B Stock” means Series B Liberty Formula One common stock, par value $0.01 per share, of the Company, as constituted on the date of this Agreement, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such LMG Series B Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event).

“LMG Series C Stock” means Series C Liberty Formula One common stock, par value $0.01 per share, of the Company, as constituted on the date of this Agreement, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such LMG Series C Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event).

“Media Group” has the meaning assigned to “Formula One Group” in the Company’s Restated Charter.

“Nasdaq” means The Nasdaq Stock Market, and references thereto shall be deemed to include any other public stock market on which Company may be listed (including, as applicable, for purposes of reference to the rules and regulations thereof).

“Note Instrument” means that certain instrument setting forth the terms of the Notes.

“Notes” means Delta Topco’s 2% Fixed Rate Unsecured Exchangeable Redeemable Loan Notes due 23 July 2019.

“Notice of Reg Rights Claim” has the meaning set forth in Section 2.6(b)(i) of this Agreement.

“Own” means (i) unencumbered economic ownership by a Shareholder (free from hedge or pledge arrangements relating to such Shares to the extent such hedge or pledge arrangements deprive the Shareholder any rights of economic ownership of such Shares) and (ii) the sole right to vote by such Shareholder (or provide its consent hereunder in respect thereof) with respect to such Shares.

“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group comprised of two or more of the foregoing.

“Prior Agreement” has the meaning set forth in the preamble to this Agreement.

“Prospectus” means the prospectus included in the Transaction Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference into such Prospectus.

“Purchase Agreements” means the Stock Purchase Agreement by and among the Company, Buyer, Delta Topco and certain of the Shareholders, dated September 7, 2016, and the Second Purchase Agreement.

“Reg Rights Claim” has the meaning set forth in Section 2.6(b)(i) of this Agreement.

“Reg Rights Indemnified Person” has the meaning set forth in Section 2.6(b)(i) of this Agreement.

“Reg Rights Indemnifying Person” has the meaning set forth in Section 2.6(b(i) of this Agreement.

“Registrable Securities” means the Shares issued or that may be issued to each Shareholder (i) pursuant to the Second Purchase Agreement or (ii) in exchange for any Note (in each case as adjusted for stock splits, combinations, recapitalizations, exchange or readjustment of such shares after the date hereof); provided that any such shares will cease to be Registrable

Securities when (x) they are sold pursuant to a Registration Statement (including a Primary Registration Statement or a Secondary Registration Statement), (y) such Shares are sold pursuant to Rule 144 (or any similar provisions then in force) or, with respect to Beneficial Owners of less than 5% of Shares then outstanding, may be sold in a single transaction or series of transactions without volume, manner of sale or other limitations under Rule 144 (or any similar provisions then in force) or (z) such Shares are otherwise Transferred, assigned, sold, conveyed or otherwise disposed of to any Person without the prior written consent of the Company (other than Transfers to (A) a Shareholder Affiliate of such Transferring Shareholder or (B) another Shareholder, in either which case such Transferred Registrable Securities held by a Shareholder Affiliate or Shareholder, as the case may be, will not cease to be Registrable Securities by reason of the fact that such securities shall have been Transferred; provided that, in the case of Transfers to a Shareholder Affiliate, for so long as such Registrable Securities continue to be held by any Shareholder Affiliate of the Transferring Shareholder and each Transferee Shareholder Affiliate agrees to be subject to the terms and conditions of this Agreement).

“Registration Expenses” means (whether or not any Registration Statement is declared effective or any of the transactions described herein is consummated) all expenses incurred by the Company in filing a Registration Statement, including, all registration and filing fees, fees and disbursements of counsel for the Company, SEC or FINRA registration and filing fees, all applicable ratings agency fees, expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, fees and expenses of compliance with securities or “blue sky” Laws, listing fees, printing, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, the Company’s internal expenses, the expense of any annual audit or quarterly review, the expenses and fees for listing the securities to be registered on Nasdaq, the New York Stock Exchange or each U.S. or non-U.S. securities exchange on which the Company’s LMG Series C Stock is then listed, all other expenses incident to the registration of the Registrable Securities and all reasonable fees and disbursements of one counsel to the Shareholders selected by the Shareholder Group Beneficially Owning the largest amount of Registrable Securities included in any registration, including, for the avoidance of doubt, the reasonable fees and disbursements of one counsel to the Shareholders in connection with the legal opinion provided on behalf of the Shareholders referred to in Section 1.1; provided, that the term “Registration Expenses” does not include, and the Company shall not be responsible for, Selling Expenses.

“Registration Rights Indemnitee” has the meaning set forth in Section 2.6(a)(i) of this Agreement.

“Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act filed with the SEC covering the resale of Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Representatives” means, with respect to a Person, such Person’s officers, managers, directors, general partner and employees, and, to the extent authorized to act on behalf of such

Person, such Person’s outside counsel, accountants, consultants or financial advisors or other Persons so acting.

“Restated Charter” means the Company’s Restated Certificate of Incorporation, as may be amended from time to time.

“Rule 144” means Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Second Purchase Agreement” means the Stock Purchase Agreement by and among the Company, Buyer, Delta Topco and the Shareholders, dated September 7, 2016.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

“settlement” and “settle” have the meanings set forth in Section 2.6(c)(iv) of this Agreement.

“Shareholder” has the meaning set forth in the preamble to this Agreement.

“Shareholder Affiliate” means with respect to any Shareholder each Affiliate of such Shareholder, until such time as such Person is not an Affiliate of the Shareholder.

“Shareholder Group” means a Shareholder and any of its Shareholder Affiliates that Beneficially Owns Shares.

“Shareholder Representative” means, from the Closing Date until the date of this Agreement, the Shareholder Group that Beneficially Owned the greatest number of Shares at Closing, which for the avoidance of doubt, was CVC Delta Topco Nominee Limited at all times during such period.

“Shares” means the shares of the Company’s LMG Series C Stock received in the transactions contemplated by the Purchase Agreements and the Note Instrument. For the avoidance of doubt, unless stated otherwise in this Agreement, (i) any shares of LMG Series C Stock received by a Shareholder (A) exercising its right to exchange Notes for such shares or (B) with respect to its Shares, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization shall in each case be deemed to be “Shares,” and (ii) any other shares of LMG Series C Stock regardless of when, how or from whom acquired by a Shareholder (except to the extent acquired from its Shareholder Affiliates and/or from another Shareholder Group) shall in each case be deemed not to be “Shares”.

“Suspension Period” has the meaning set forth in Section 2.3 of this Agreement.

“Third-Party Reg Rights Claim” means a Claim brought by a third-party against any Company Registration Rights Indemnitee or any Registration Rights Indemnitee, pursuant to which such Party could be indemnified by the Reg Rights Indemnifying Person under Section 2.6.

“Trading Day” means (i) with respect to the LMG Series C Stock, any day (A) other than a Saturday, a Sunday, a day on which Nasdaq is not open for business, or a day on which Nasdaq is scheduled, as of the date hereof, to close prior to its normal weekday scheduled closing time and (B) during which trading of the LMG Series C Stock on Nasdaq has not been suspended for more than ninety (90) minutes, and (ii) with respect to any other security, any day (A) other than a Saturday, a Sunday, a day on which the public stock market on which such security is traded is not open for business, or a day on which such public stock market is scheduled, as of the date hereof, to close prior to its normal weekday scheduled closing time and (B) during which trading of such security on such public stock market has not been suspended for more than ninety (90) minutes.

“Transaction Shelf Registration Statement” shall have the meaning set forth in Section 2.1(a) of this Agreement, as such Registration Statement is amended or supplemented from time to time, including all documents incorporated by reference therein.

“Transfer” by any Person means directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any LMG Series C Stock Beneficially Owned by such Person or of any interest in any LMG Series C Stock Beneficially Owned by such Person.

“well-known seasoned issuer” has the meaning set forth in Section 2.1(b) of this Agreement.

Section 6.5            Interpretation. When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference is to an Article of, Section of, Schedule to or Exhibit to this Agreement unless otherwise indicated. The words “include”, “includes” and “including” when used herein are deemed in each case to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement refers to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. Any reference to “days” means calendar days unless Business Days or Trading Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded and if the last day of such period is not a Business Day, the period shall end at 5:00 p.m. New York, New York time on the next succeeding Business Day. The term “or” is not exclusive and means “and/or” unless the context in which such phrase is used shall dictate otherwise. Terms defined in the singular in this Agreement also include the plural and vice versa. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if” unless the context in which such phrase is used dictates otherwise. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Any reference in this Agreement to a person shall be deemed to be a reference to such Person and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.

Section 6.6            Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning, construction or interpretation of this Agreement.

Section 6.7            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 6.8            Entire Agreement. This Agreement (together with the Purchase Agreements and the other documents delivered pursuant thereto, including, without limitation, all schedules and exhibits to each of the foregoing) constitutes the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

Section 6.9            Assignment. Except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by (a) any Shareholder without the prior written consent of the Company or (b) the Company without the prior written consent of Shareholders Beneficially Owning at least a majority of the Registrable Securities then outstanding (provided that, following such time as the Shareholder Group of which Norges Bank is a member ceases to hold a majority of the Registrable Securities, so long as notice requesting consent under this Section 6.9 has been validly delivered to a Shareholder in accordance with Section 6.3, then, to the extent that any Shareholder fails to respond in accordance with this Section 6.9 to such notice within 20 Business Days from the date on which such Shareholder is deemed to have received such notice, such Shareholder shall be deemed to have consented to the relevant request under this Section 6.9). Any purported assignment without such prior written consent will be void.

Section 6.10          Further assurances. Each Party shall cooperate and take such action as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, however, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law.

Section 6.11          Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each Party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that, any Reg Rights Indemnified Person will be deemed a third party beneficiary of the Reg Rights Indemnifying Person’s obligations under Section 2.6 hereof and will be entitled to enforce its rights thereunder directly against such Reg Rights Indemnifying Person. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. The representations and warranties in this Agreement may represent an allocation between the Parties of risks associated with particular matters regardless of the knowledge of either Party. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 6.12          Mutual Drafting. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties and this Agreement shall not be construed against any Party as the principal draftsperson hereof.

Section 6.13          Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of Laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. The Parties hereby irrevocably and unconditionally submit to the sole and exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, of any other State Court of the State of Delaware or any Federal Court of the United States of America sitting in the State of Delaware (collectively, the “Delaware Courts”), in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Courts, or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Courts. The Parties hereby consent to and grant the Delaware Courts jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.3 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND

ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.13.

Section 6.14          Counterparts. This Agreement may be executed via facsimile or .pdf and in two (2) or more counterparts, and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

Section 6.15          Specific Performance. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which they are entitled at Law or in equity and it is agreed by the Parties that the remedy at Law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at Law would be adequate is waived.

Section 6.16          Amendment. This Agreement may not be amended except by an instrument in writing signed by the Company and Shareholders Beneficially Owning at least a majority of the Registrable Securities then outstanding (provided that, following such time as the Shareholder Group of which Norges Bank is a member ceases to hold a majority of the Registrable Securities, so long as notice requesting consent under this Section 6.16 has been validly delivered to a Shareholder in accordance with Section 6.3, then, to the extent that any Shareholder fails to respond in accordance with this Section 6.16 to such notice within 20 Business Days from the date on which such Shareholder is deemed to have received such notice, such Shareholder shall be deemed to have consented to the relevant request under this Section 6.16).

Section 6.17          Waiver. At any time, either the Company or Shareholders Beneficially Owning at least a majority of the Registrable Securities then outstanding, may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other with any of the agreements or conditions contained herein (provided that, following such time as the Shareholder Group of which Norges Bank is a member ceases to hold a majority of the Registrable Securities, so long as notice requesting consent under this Section 6.17 has been validly delivered to a Shareholder in accordance with Section 6.3, then, to the extent that any Shareholder fails to respond in accordance with this Section 6.17 to such notice within 20 Business Days from the date on which such Shareholder is deemed to have received such notice, such Shareholder shall be deemed to have consented to the relevant request under this Section 6.17). Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Party making such waiver, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or for any other period not specifically provided in the waiver.

Section 6.18          Adjustment of Share Numbers. If, after the effective time of this Agreement, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of LMG Series C Stock referred to in this Agreement, then, in any such event, the numbers and types of shares of such LMG Series C Stock referred to in this Agreement, shall be adjusted to the number and types of shares of such LMG Series C Stock that a holder of such number of shares of such LMG Series C Stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

SHAREHOLDER REPRESENTATIVE:

CVC DELTA TOPCO NOMINEE LIMITED, on behalf of the Shareholders pursuant to Section 7.16 of the Prior Agreement as in effect immediately prior to the effectiveness of this Agreement

By:	/s/ Carl John Hansen
Name: Carl John Hansen
Title: Director

[Signature Page — A&R Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

COMPANY:

LIBERTY MEDIA CORPORATION

By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

[Signature Page — A&R Shareholders Agreement]

Schedule A

		Column A	Column B		Column C
Shareholder’s Name	Shareholder’s Address	Issued Shares	Issued Notes		Issued Shares upon exchange of Notes
Norges Bank	Bankplassen 2 0151 Oslo Norway	2,568,007	US$	14,433,738.00	0

Transamerica Global Allocation Fund of Transamerica Funds	c/o Corporation Trust Company 1209 Orange Street Wilmington DE 19801 United States of America	10,551	US$	49,461.00	0

Ivy Asset Strategy Fund	c/o Ivy Investment Management Company 6300 Lamar Ave Overland Park Kansas KS 66202 United States of America	1,057,596		0	0

Waddell & Reed Advisors Wilshire Global Allocation Fund (f/k/a Waddell & Reed Advisors Asset Strategy Fund)	c/o Waddell & Reed Investment Management Company 6300 Lamar Ave Overland Park Kansas KS 66202 United States of America	153,072		0	0

Ivy VIP Asset Strategy	c/o Ivy Investment Management Company 6300 Lamar Ave Overland Park Kansas KS 66202 United States of America	83,494		0	0

JNL/FPA + Doubleline Flexible Allocation Fund (f/k/a JNL/Ivy Asset Strategy Fund)	c/o Ivy Investment Management Company 6300 Lamar Ave Overland Park Kansas KS 66202 United States of America	87,237		0	0

Waddell & Reed Investment Management Company	6300 Lamar Ave Overland Park Kansas KS 66202 United States of America	29		0	0

Churchill Capital Limited	PO Box 532 Channel House 7 Esplanade St Helier Jersey JE4 5UW Channel Islands	392,289	US$	2,456,971.00	0

Fédération Internationale de l’Automobile (FIA) (France)	8 Place de la Concorde 75008 Paris France	748,504	US$	3,508,804.00	0

Ferrari SpA	Via Emilia Est 1163 41100 Modena Italy	145,504	US$	911,315.00	0

Duncan Llowarch	3 Heathview Gardens Putney London SW15 3SZ United Kingdom	110,251	US$	1,735,432.00	0

Sacha Woodward Hill	39 Weston Park Thames Ditton Surrey England KT7 0HW	18,523	US$	1,735,432.00	0

Richard David Thomsen	5 Gresham Close Oxted Surrey RH8 0BH United Kingdom	941	US$	72,749.00	0

Peter Brabeck-Letmathe	Route du Golf 92 CH1936 Verbier Switzerland	493,164	US$	2,311,831.00	0

Missouri Local Government Employees Retirement System	701 W. Main Street Jefferson City, MO 65102 United States of America	25,556	US$	179,510.00	0

TOTAL		5,894,718	US$	27,395,243.00	0%